AMENDMENT TO LEASE

This Amendment to Lease is entered effective as of December 1, 1995, between Q & F REALTY, LLC, a Tennessee limited liability company ("Q & F Realty") and U.S. XPRESS ENTERPRISES, INC., a Nevada corporation ("Enterprises"):

WITNESSETH:

WHEREAS, by that certain Lease dated January 28, 1994, between Enterprises, as lessee, and Patrick E. Quinn and Max L. Fuller, as lessors (the "Lease"), Enterprises has leased certain real property and improvements situated in the County of Whitfield, State of Georgia, as more particularly described on Attachment A, attached hereto and incorporated herein by reference (the "Premises"); and

WHEREAS, effective as of August 31, 1995, Patrick E. Quinn and Max L. Fuller conveyed the Premises to Q & F Realty; and

WHEREAS, effective as of August 31,1995, Enterprises, Patrick E. Quinn, Max L. Fuller, and Q & F Realty entered into that certain Assignment of Lease and Estoppel Agreement, wherein the rights and duties of the lessor to the Premises were transferred to Q & F Realty, and all obligations of Patrick E. Quinn and Max L. Fuller were discharged and released; and

WHEREAS, effective as of the date set forth above, Q & F Realty and Enterprises desire to amend the Lease in order to amend the amount of rental payments due under the Lease.

NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by both parties, the parties agree as follows:

1.  Paragraph 3 of the Lease shall be amended by decreasing the current rental amount to Fifteen Thousand Fifteen Dollars ($15,015.00) per month.

All other provisions of the Lease shall remain as written.

IN WITNESS WHEREOF, the parties have caused this Amendment to Lease to be executed by their duly authorized representatives.

Q & F Realty, LLC,
a Tennessee limited liability company

By:    /s/ Patrick E. Quinn
Patrick E. Quinn

By:    /s/ Max L. Fuller
Max L. Fuller

U.S. Xpress Enterprises, Inc.,
a Nevada corporation
By:    /s/ Patrick E. Quinn
Patrick E. Quinn
President